SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                               Act of 1934
                           (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 240.14a-12

                   Commercial Bankshares, Inc.
______________________________________________________________________
         (Name of Registrant as Specified In Its Charter)


______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1) Title of each class of securities to which transaction applies:
          ________________________________________________
       2) Aggregate number of securities to which transaction applies:
          ________________________________________________
       3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ________________________________________________
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          ________________________________________________
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[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and Identify the previous filing by registration statement
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           ________________________________________________
       4)  Date Filed:
           ________________________________________________








                            COMMERCIAL BANKSHARES, INC.
                              1550 S.W. 57th Avenue
                              Miami, Florida 33144

              ____________________________________________________
                    Notice of Annual Meeting of Shareholders
                          to Be Held on April 24, 2003
              ____________________________________________________


Dear Shareholders:

   The Annual Meeting of Shareholders of Commercial Bankshares, Inc. (the "Company") will be held in Miami, Florida, at the executive offices of the Company located at 1550 S.W. 57th Avenue, at 10:00 a.m., local time, on Thursday, April 24, 2003, for the following purposes:

* To elect directors;
* To consider and vote to approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock; and
* To transact such other business as may properly come before the Annual
   Meeting.


   Only shareholders of record at the close of business on March 11, 2003 are entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.

   All shareholders are cordially invited to attend the meeting in person. Those shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Any shareholder attending the Annual Meeting may vote in person even though he or she has previously returned a proxy.

   A form of proxy card and the Proxy Statement of the Company relating to the Annual Meeting of Shareholders are enclosed. Please complete, date, sign and return the enclosed proxy card promptly so that your shares can be voted, regardless of whether you expect to attend the meeting.

   A copy of the Company's 2002 Annual Report to shareholders is also enclosed.

By order of the Board of Directors,




JACK J. PARTAGAS
President and Chief Operating Officer
March 17, 2003
Miami, Florida





                                TABLE OF CONTENTS




SUMMARY
  General                                                                      1
  Record Date and Outstanding Shares                                           1
  Voting and Solicitation                                                      1


PROPOSAL I ELECTION OF DIRECTORS                                               2
  Nominees                                                                     2
PROPOSAL II INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK        3
  The Board of Directors and Committees                                        3
  Executive Officers of the Company                                            4
  Certain Relationships and Related Transactions                               4
  Section 16(a) Beneficial Ownership Reporting Compliance                      4
  Security Ownership of Certain Beneficial Owners and Management               5
  Executive Compensation                                                       7
  Equity Compensation Plan Information                                         9
  Employment Agreements                                                        9
  Director Compensation                                                       10
  Board Compensation Committee Report on Executive Compensation               10
  Performance Graph                                                           12
  Stock Option Plan Benefits                                                  13
  Report of the Audit Committee                                               13
  Audit Fees and Other Fees                                                   14
  Compensation Committee Interlocks and Insider Participation                 14



OTHER BUSINESS                                                                14


SHAREHOLDER PROPOSALS                                                         14


NOTICE OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS             14






                          COMMERCIAL BANKSHARES, INC.
                        Annual Meeting of Shareholders
                         to be held on April 24, 2003
                         ______________________________

                                PROXY STATEMENT
                         ______________________________


General

   The Board of Directors of Commercial Bankshares, Inc. (the "Company") is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, April 24, 2003, and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being sent to shareholders on or about March 18, 2003.

   The shares represented by all properly executed proxies received by the Company will be voted as specified by the shareholders. If no specifications are given (including broker non-votes), the shares represented by the proxy will be voted for the election of the listed nominees as directors. A shareholder who has given a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company a written notice of revocation, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

Record Date and Outstanding Shares

   On March 11, 2003, there were 4,574,687 shares of the Company's Common Stock, $.08 par value, outstanding. Each share of Common Stock of record on the books of the Company at the close of business on March 11, 2003, entitles its owner to one vote, either in person or by proxy, upon each matter to come before the meeting.

Voting and Solicitation

   A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed by the Board of Directors. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast if a quorum is present at the meeting, and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Articles of Incorporation require a greater vote). A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be counted as shares present and will not be entitled to vote on such matter for purposes of voting, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will be counted as present and will be entitled to vote with respect to such matter for purposes of both voting and determining the presence of a quorum. Therefore, under the Act, abstentions have no legal effect unless the matter is one for which the Act or the Articles of Incorporation require a greater vote.

   The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company or its subsidiaries may solicit proxies personally or by telephone. The Company will reimburse custodians, nominees, or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.


   Regardless of the number of shares you own, it is important that they be represented at the Annual Meeting. You are respectfully requested to sign, date and return the accompanying proxy card at your earliest convenience.




                                    PROPOSAL I
                              ELECTION OF DIRECTORS

   Unless you specify otherwise on the accompanying proxy, the shares represented by the proxy will be voted for the election of the listed nominees to serve as Directors until the next Annual Meeting of Shareholders or until their successors are elected and qualified. If a quorum is present at the Meeting, the plurality of the votes cast by the shares entitled to vote in the election of Directors at the Meeting is required to elect each nominee.

Nominees

Joseph W. Armaly, age 66, is Chairman of the Board of Directors and Chief Executive Officer of the Company and of Commercial Bank of Florida ("Bank"), the Company's wholly-owned subsidiary. Mr. Armaly served as President of Merchants Bank of Miami ("Merchants") from 1965 through 1988 and also served as Chairman of Merchants' Board of Directors from 1980 through 1988. Mr. Armaly was also President and Chairman of the Board of Florida Commercial Banks, Inc. ("Florida Commercial") from 1980 through 1988. Mr. Armaly has been Chairman of the Board of the Company and the Bank since its formation in 1988.

Jack J. Partagas, age 65, is a Director and the President, Chief Operating Officer, and Secretary of the Company and the Bank. Prior to joining the Company and the Bank in 1988, Mr. Partagas was Vice President of Florida Commercial between 1971 and 1988. Mr. Partagas has been a Director of the Company and the Bank since 1988, Executive Vice President of the Company and the Bank from 1988 through 1992, and President of The Company and the Bank since 1992.

Cromwell A. Anderson, age 77, is a Director of the Company and the Bank.
Mr. Anderson has been in the private practice of law since 1954. During 1999, Mr. Anderson retired from the law firm of Fowler, White, Burnett, Hurley,
Banick & Strickroot, P.A.   Mr. Anderson has been a Director of the Company
and the Bank since 1988.

Richard J. Bischoff, age 58, is a Director of the Company and the Bank. Mr. Bischoff is a practicing attorney and the sole shareholder of the firm of Bischoff & Associates, P.A. Mr. Bischoff has been a director of the Company and the Bank since September, 1998.

Robert Namoff, age 50, is a Director of the Company and the Bank. Mr. Namoff is the Chief Executive Officer of Allied Universal Corporation, a chemical manufacturer. Mr. Namoff serves on the Board of Directors of the Chlorine Institute in Washington, D.C. and serves as Commissioner of the Florida State Transportation Committee in Tallahassee. Mr. Namoff has been a Director of the Company and the Bank since 1990.

Sherman Simon, age 84, is a Director of the Company and the Bank. Mr. Simon has been a private real estate investor for over 30 years. Mr. Simon has been a Director of the Company and the Bank since 1988.

Michael W. Sontag, age 57, is a Director of the Company and the Bank.
Mr. Sontag is an Architectural Engineer and a licensed general contractor. Mr. Sontag has been a Director of the Company and the Bank since 1997.

Martin Yelen, age 75, is a Director of the Company and the Bank and was formerly a director of Florida Commercial. Mr. Yelen is a retired attorney who engaged in private practice for 45 years with the firm of Yelen & Yelen, P.A. Mr. Yelen has served on the Miami-Dade and Monroe County chapters of the National Safety Council and was a councilman and Mayor of the City of West Miami. Mr. Yelen has been a Director of the Company and the Bank since 1988.



The Board of Directors recommends a vote "FOR" the election of all nominees.



                                 PROPOSAL II
          INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   The Company's Articles of Incorporation, as amended, currently authorize the issuance of 6,250,000 shares of Common Stock, par value $.08 per share, and 5,000,000 shares of Preferred Stock, par value $3.75 per share. On February 21, 2003 the Board of Directors unanimously approved a proposal to increase the number of authorized shares of Common Stock from 6,250,000 shares to 15,000,000 shares. As of March 11, 2003, 4,574,687 shares of Common Stock were outstanding and 599,203 shares of Common Stock were reserved for issuance upon the exercise of stock options which have been granted to date. No shares of Preferred Stock are outstanding.

   The additional shares of Common Stock would have rights identical to the shares of Common Stock currently outstanding or reserved for issuance. Holders of the Common Stock of the Company are entitled to one vote for each share of Common Stock held and are entitled to received such dividends as may be declared from time to time by the Board of Directors. In addition, upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive a pro rata portion of the net assets of the Company which remain, if any, after the payment of any debts, obligations and liquidation preferences. There are no preemptive rights associated with any of the Company's Common Stock.

   The Board of Directors believe that the availability of the proposed amount of additional authorized shares of Common Stock will provide the Company with the flexibility to issue Common Stock in connection with possible future acquisitions, equity financing, stock options, stock splits or other appropriate general corporate purposes, without the expense and delay of a special meeting of the shareholders. If the proposal is approved, the additional shares will be available for issuance without further authorization of the shareholders, unless such action is required by applicable law or the rules of the Nasdaq Stock Market. At this time, the Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock.

   The issuance of additional shares of Common Stock or the rights to acquire such shares would have the effect of diluting the Company's earnings per share and would dilute the voting power of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership.

   The Board of Directors recommends a vote "FOR" the proposal to increase the number of authorized shares of Common Stock from 6,250,000 shares to 15,000,000 shares.





The Board of Directors and Committees

   The Board of Directors of the Company consists of the same persons as the Board of Directors of the Bank. The Company conducts its operations through the Bank, which is its wholly-owned subsidiary. Both the Company and the Bank held twelve meetings of the Board of Directors during 2002. Each director attended at least 75% of the board meetings that were held while he was serving as a director during the year, as well as attending at least 75% of the committee meetings of those committees of which the respective director was a member. During 2002, the Company's Board of Directors had standing Audit and Compensation Committees, and the Bank's Board of Directors had standing Audit, Executive, Loan and Compliance Committees.


   (a) Audit Committee. The Bank's Audit Committee consists of Messrs. Namoff, Simon, Sontag and Yelen. These persons were all independent, non-employee directors of the Bank and the Company and constitute four of the six non-employee directors of the Board. The Audit Committee held four meetings during 2002. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system, and receives reports on activities of the internal auditing department. It recommends the independent certified public accountants to the Bank's and the Company's Boards of Directors, approves all services provided by the independent certified public accountants and related fees and reviews the scope of the audits and the actual audits performed by both the independent certified public accountants and the internal auditors.
It is responsible for ensuring that the audit findings are adequately addressed.

   (b) Compensation Committee. The Company's Compensation Committee consists of Messrs. Anderson, Simon and Yelen. These persons are all independent, non-employee directors of the Company and constitute three of the six non-employee directors of the Board. The Compensation Committee held two meetings during 2002. The Compensation Committee was delegated the duties of establishing and administering an executive compensation program. Its activities include reviewing and approving the design of the program, setting performance goals, assessing executive performance, and making grants of salary, bonuses and incentive compensation. The Compensation Committee also administers the Amended 1994 Performance Stock Option Plan.

   (c) Nominating Committee. The Company has no formal nominating committee but rather the entire Board of Directors acts as the nominating committee.


Executive Officers of the Company

   The executive officers of the Company are elected to their offices for one-year terms at the meeting of the Board of Directors in April of each year.
The terms of any executive officers elected after such date expire at the same time as the terms of the executive officers elected at such date.

   Joseph W. Armaly, age 66, is Chairman of the Board of Directors and Chief
   Executive Officer of the Company and the 	Bank.  Mr. Armaly served as
   President of Merchants from 1965 through 1988 and also served as Chairman Of Merchants' Board of Directors from 1980 through 1988. Mr. Armaly was also President and Chairman of the Board of Florida Commercial from 1980 through 1988. Mr. Armaly has been Chairman of the Board of the Company and the Bank since its formation in 1988.

   Jack J. Partagas, age 65, is a Director and the President, Chief Operating Officer, and Secretary of the Company and the Bank. Prior to joining the Company and the Bank in 1988, Mr. Partagas was Vice President of Florida Commercial between 1971 and 1988. Mr. Partagas has been a Director of the Company and the Bank since 1988, Executive Vice President of the Company and the Bank from 1988 through 1992, and President of the Company and the Bank since 1992.

   Bruce P. Steinberger, age 49, was elected Executive Vice President of the Bank in January 1996. Mr. Steinberger was previously Executive Vice President of Intercontinental Bank from 1987 to 1995.

   Barbara E. Reed, age 39, was elected Senior Vice President and Chief Financial Officer of the Company and the Bank in June of 1995. Ms. Reed previously served the Bank as Vice President and Controller and as Auditor. Ms. Reed is a Certified Public Accountant and prior to 1991, was employed by Coopers & Lybrand LLP.



Certain Relationships and Related Transactions

   The Bank has had and expects to have in the future various loan and other banking transactions in the ordinary course of business with directors, executive officers, and principal shareholders of the Bank and the Company (or associates of such persons). In the opinion of management, all such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those generally prevailing at the time for comparable transactions with unrelated persons; and (iii) do not involve more than the normal risk of collectibility or present other unfavorable features. The total amount of extensions of credit to directors, executive officers, those stockholders named in the table in "Security Ownership of Certain Beneficial Owners and Management" (set forth below), and any of their associates was $5.1 million as of February 28, 2003, which represented approximately 9% of total shareholders equity.

   The firm of Bischoff and Associates, P.A. acted as corporate counsel to the Company and the Bank during 2002. Richard J. Bischoff, a director of the Company and the Bank, is the sole shareholder in that firm. The fees paid in 2002 and 2001 were not material to the Company but might be considered material to that law firm organized in September, 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in Rule 16a-1(f)), directors, and persons owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely upon a review of the copies of forms furnished to the Company, the Company believes that during the 2002 fiscal year, all filing requirements applicable to its officers and directors and 10% shareholders were met.



Security Ownership of Certain Beneficial Owners and Management


   The following table sets forth certain information as of March 1, 2003, regarding the beneficial ownership of the Company's outstanding Common Stock by the one person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                           Current Beneficial Ownership
                                           ____________________________

                                             Number of     Percent of
Name and Address of Beneficial Owner         Shares (1)      Class*
------------------------------------         ------          -----
John Hancock Advisors, LLC (2)              316,968          6.33%
101 Huntington Avenue, Boston, MA 02199


   The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of March 1, 2003, by
(i) each director and executive officer of the Company, and (ii) the directors and the executive officers of the Company as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

                                           Current Beneficial Ownership
                                           ____________________________

                                            Number of      Percent of
Name and Address of Beneficial Owner         Shares (1)(11)   Class*
------------------------------------         ------           -----
Cromwell A. Anderson                        123,320 (3)(10)   2.46%
  1029 Hardee Road
  Coral Gables, Florida 33146
Joseph W. Armaly                            230,965 (4)(10)   4.62%
  7141 S.W. 136th Street
  Miami, Florida 33156
Richard J. Bischoff                          39,035 (5)         **
  2516 San Domingo Street
  Coral Gables, Florida 33134
Robert Namoff                               144,921 (3)       2.90%
  9440 S.W. 140th Street
  Miami, Florida 33176
Jack J. Partagas                             67,595 (6)       1.35%
  7540  S.W. 158th Terrace
  Miami, Florida 33157
Barbara E. Reed                              33,370 (7)         **
  13355 S.W. 74th Avenue
  Miami, Florida 33156
Sherman Simon                               190,190 (3)       3.80%
  9999 Collins Avenue, #20K
  Bal Harbour, Florida  33154
Michael W. Sontag                            48,277 (8)         **
  14535 S.W. 63rd Court
  Miami, Florida 33158
Bruce P. Steinberger                         38,809 (9)         **
  711 Paradiso Avenue
  Coral Gables, Florida  33146
Martin Yelen                                 88,620 (3)       1.77%
  1925 Brickell Avenue, #1001
  Miami, Florida 33129

All directors and the executive officers
as a group (10 persons)                   1,005,102          20.09%
________________________________
* Percentage of shares beneficially owned are based upon 4,572,187 shares of Common Stock outstanding as of March 1, 2003 plus, for each person named above, any shares of Common Stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options or other rights. Options granted under the Performance Plan vest after one year. Options granted under the Outside Director Plan vest immediately.
**  Less than 1%.

(1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

(2) Through their parent-subsidiary relationship to John Hancock Advisors, LLC., John Hancock Life Insurance Company, John Hancock Subsidiaries, LLC., John Hancock Financial Services, Inc. and The Berkeley Financial Group, LLC have indirect beneficial ownership of these same shares.

(3) Includes options granted June 1, 1994 to purchase 6,079 shares of Common Stock at $6.94 per share, options granted June 1, 1995 to purchase 6,079 shares of Common Stock at $9.38 per share, options granted June 1, 1996 to purchase 6,079 shares of Common Stock at $9.05 per share, options granted June 1, 1997 to purchase 5,789 shares of Common Stock at $11.58 per share, options granted June 1, 1998, to purchase 5,513 shares of Common Stock at $17.96 per share, options granted June 1, 1999 to purchase 6,563 shares of Common Stock at $16.57 per share, options granted June 1, 2000 to purchase 6,250 shares of Common Stock at $14.00 per share, options granted June 1, 2001 to purchase 6,250 shares of Common Stock at $16.68 per share and options granted June 1, 2002 to purchase 6,250 shares of Common Stock at $22.80 per share.

(4) Includes options granted August 16, 1995 to purchase 2,866 shares of Common Stock at $9.63 per share, options granted June 1, 1996 to purchase 11,016 shares of Common Stock at $9.05 per share, options granted June 1, 1997 to purchase 8,321 shares of Common Stock at $11.58 per share, options granted June 1, 1998 to purchase 5,513 shares of Common Stock at $17.96 per share, options granted June 1, 1999 to purchase 6,031 shares of Common Stock at $16.57 per share, options granted June 1, 2000 to purchase 7,038 shares of Common Stock at $14.00 per share, and options granted June 1, 2001 to purchase 5,938 shares of Common Stock at $16.68 per share.

(5) Includes options granted June 1, 1999 to purchase 6,563 shares of Common Stock at $16.57 per share, options granted June 1, 2000 to purchase 6,250 shares of Common Stock at $14.00 per share, options granted June 1, 2001 to purchase 6,250 shares of Common Stock at $16.68 per share and options granted June 1, 2002 to purchase 6,250 shares of Common Stock at $22.80 per share.

(6) Includes options granted June 1, 1994 to purchase 13,675 shares of Common Stock at $6.94 per share, options granted August 16, 1995 to purchase 9,116 shares of Common Stock at $9.63 per share, options granted June 1, 1996 to Purchase 11,016 shares of Common Stock at $9.05 per share, options granted June 1, 1997 to purchase 8,321 shares of Common Stock at $11.58 per share, options granted June 1, 1998 to purchase 5,513 shares of Common Stock at $17.96 per share, options granted June 1, 1999 to purchase 6,031 shares of Common Stock at $16.57 per share, options granted June 1, 2000 to purchase 7,038 shares of Common Stock at $14.00 per share, and options granted
    June 1, 2001 to purchase 5,938 shares of Common Stock at $16.68 per share.

(7) Includes options granted August 16, 1995, to purchase 5,098 shares of Common Stock at $9.63 per share, options granted June 1, 1996 to purchase 5,098 shares of Common Stock at $9.05 per share, options granted June 1, 1997 to purchase 3,618 shares of Common Stock at $11.58 per share, options granted June 1, 1998 to purchase 2,756 shares of Common Stock at $17.96 per share, options granted June 1, 1999 to purchase 2,625 shares of Common Stock at $16.57 per share, options granted June 1, 2000 to purchase 5,000 shares of Common Stock at $14.00 per share, and options granted June 1, 2001 to purchase 2,500 shares of Common Stock at $16.68 per share.

(8) Includes options granted June 1, 1998 to purchase 2,756 shares of Common Stock at $17.96 per share, options granted June 1, 1999 to purchase 3,938 shares of Common Stock at $16.57 per share, options granted June 1, 2000 to purchase 3,750 shares of Common Stock at $14.00 per share, options granted June 1, 2001 to purchase 6,250 shares of Common Stock at $16.68 per share, and options granted June 1, 2002 to purchase 6,250 shares of Common Stock at $22.80 per share.

(9) Includes options granted June 1, 1998 to purchase 5,513 shares of Common Stock at $17.96 per share, options granted June 1, 1999 to purchase 6,031 shares of Common Stock at $16.57 per share, options granted June 1, 2000 to purchase 7,038 shares of Common Stock at $14.00 per share, and options granted June 1, 2001 to purchase 5,000 shares of Common Stock at $16.68 per share.

(10)Does not include 36,158 shares held of record by Mr. Armaly's wife, and 52,565 shares held of record by Mr. Anderson's wife. Messrs. Armaly and Anderson respectively disclaim beneficial ownership of all such shares. Inclusion of such shares would result in Mr. Armaly owning 267,123 shares or 5.34%, Mr. Anderson owning 175,885 shares or 3.52% and all directors and the executive officers owning as a group 1,093,825 shares or 21.86% of the total issued and outstanding shares of Common Stock.

(11)The number of shares underlying the stock options described in this table and the foregoing footnotes, and the exercise prices for such shares, give effect to the dilutive adjustments, which were made with respect to such options as a result of the 5% stock dividends which were declared by the Company in each of December, 1996, December, 1997, December, 1998 and December, 1999 and the five-for-four stock split declared in December 2002.

Executive Compensation

   The following table sets forth as of December 31, 2002, all compensation paid during the Company's latest fiscal year to the Company's Chief Executive Officer and to those executive officers of the Company whose total annual compensation exceeded $100,000 in any of the last three completed fiscal years.


                               Summary Compensation Table
                                                                   Long-Term
                                    Annual Compensation           Compensation
                                    -------------------           ------------
                                                        Stock
Name and Principal                                     Options     All Other (3)
Position(1)                  Year   Salary    Bonus   Granted(2)  Compensation
------------------           ----   ------    -----   ----------  ------------
Joseph W. Armaly             2002  $340,000  $150,000    6,250      $ 7,271
Chairman and Chief           2001  $310,000  $ 80,000    5,938      $ 6,853
Executive Officer of the     2000  $290,000  $ 70,000    7,038      $ 4,499
Company and the Bank

Jack J. Partagas             2002  $255,000  $100,000    6,250      $ 4,940
President and Chief          2001  $240,000  $ 60,000    5,938      $ 2,935
Operating Officer of the     2000  $220,000  $ 55,000    7,038      $ 3,385
Company and the Bank

Bruce P. Steinberger         2002  $200,000  $ 60,000    3,750      $10,300
Executive Vice President     2001  $200,000  $ 35,000    5,000      $10,050
of the Bank                  2000  $180,000  $ 50,000    7,038      $ 8,363


Barbara E. Reed              2002  $130,000  $ 30,000    2,500      $ 5,578
Senior Vice President        2001  $115,000  $ 12,000    2,500      $ 5,318
and Chief Financial          2000  $105,000  $ 20,000    5,000      $ 5,309
Officer of the Company
and the Bank

_______________________________
(1) All compensation or remuneration paid to employees is paid by the Bank. At the present time, there are no separate employees of the Company and there is no compensation paid by the Company.

(2) Gives effect to the dilutive adjustments which were made with respect to such options as a result of the five-for-four stock split which was declared by the Company in December, 2002.

(3) The Bank has adopted a plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code in which after one year of employment, all employees of the Bank are eligible to participate. The Bank, in its discretion, may match any amounts deferred by employees. The amount of contribution made by the Bank with respect to all employees was approximately $167,000 in 2002, $154,000 in 2001 and $149,000 in 2000.


                             Table of Option Grants
                            in the Last Fiscal Year
                                                                   Potential
                                                             Realizable Value at
                   Number of   % of Total                       Assumed Annual
                  Securities    Options   Exercise          Rates of Stock Price
                  Underlying   Granted To    or                Appreciation for
                    Options   Employees in  Base   Expiration     Option Term
     Name          Granted(1) Fiscal Year  Price     Date(2)      5%      10%
    ------         ---------  -----------  -----     ------      ----    ----
Joseph W. Armaly     6,250      14.9%     $22.80  June 1, 2012 $89,617 $227,108
Jack J. Partagas     6,250      14.9%     $22.80  June 1, 2012 $89,617 $227,108
Bruce P. Steinberger 3,750       9.0%     $22.80  June 1, 2012 $53,770 $136,265
Barbara E. Reed      2,500       6.0%     $22.80  June 1, 2012 $35,847 $ 90,843
______________
(1) Gives effect to the dilutive adjustments which were made with respect to such options as a result of the five-for-four stock split which was declared by the Company in December, 2002.

(2) The Company's form of option agreement provides for early termination in the event the option holder's employment is terminated, the option holder dies, or the option holder becomes permanently or totally disabled. The options may not be exercised until at least one year from the date of grant, which was June 1, 2002.



                           Fiscal Year-end Option Values

                                                  Number of          Value of
                                                  Securities       Unexercised
                                                  Underlying      In-the-Money
                                                  Unexercised       Options at
                                                  Options at       Year End ($)
                                                   Year End
                        Shares
                     Acquired on     Value      Exercisable/     Exercisable and
       Name            Exercise    Realized    Unexercisable(1)   Unexercisable
--------------------  ----------  ----------  -----------------  ---------------
Joseph W. Armaly        5,000       $100,190      46,723/6,250       $  703,666
Jack J. Partagas            -              -      66,648/6,250       $1,100,077
Bruce P. Steinberger    5,789       $ 60,964      23,582/3,750       $  290,167
Barbara E. Reed         2,000       $ 31,936      26,695/2,500       $  409,336
_______________
(1) The number of shares underlying the stock options described in this table gives effect to the dilutive adjustments which were made with respect to such options as a result of the 5% stock dividends which were declared by the Company in each of December 1996, December, 1997, December, 1998, and December, 1999 and the five-for-four stock split declared December, 2002.


Equity Compensation Plan Information

   The following table sets forth information regarding our compensation plans (including individual compensation arrangements) under which shares of our Common Stock are authorized for issuance as of December 31, 2002:



                                                            Number of Securities
                                                         Remaining Available for
                                                          Future Issuance Under
                 Number of Securities                      Equity Compensation
                  to be Issued upon  Weighted Avg Exercise  Plans (Excluding
                     Exercise of     Price of Outstanding      Securities
Plan Category   Outstanding Options(a)     Options       Reflected in Column(a))
-------------   ---------------------     ---------      ----------------------
Equity compensation    605,641 (1)         $14.33                 261,660
plans approved by
security holders


Equity compensation          -                  -                         -
plans not approved
by security holders

(1) Represents options to purchase 337,976 shares of Common Stock which have previously been granted and which remain outstanding under our 1994 Performance Stock Option Plan and options to purchase 267,665 shares of Common Stock which have previously been granted and which remain outstanding under our 1994 Outside Director Stock Option Plan. The 1994 Performance Stock Option Plan and the 1994 Outside Director Stock Option Plan initially had 652,690 and 348,814, respectively, shares of Common Stock reserved for issuance.


Employment Agreements

   The Company and the Bank have entered into employment agreements with Messrs. Armaly and Partagas. The Bank has entered into employment agreements with Mr. Steinberger and Ms. Reed. These Agreements, which are summarized below, are intended to assure the Company and the Bank of the continued services of its key officers.

   With respect to Messrs. Armaly and Partagas, the agreements entered into as of March 18, 1994, provide that each officer shall be employed by the Company and the Bank in his current position for a period of three (3) years. On March 31, 1995 the term was extended automatically for one additional year and on each subsequent March 31 the term is automatically extended for one additional year such that after each March 31 extension, the term of the agreement is a full three years. Compensation and benefits are to be determined by the Board of Directors of the Company, provided that the officer's participation in employee benefit plans and arrangements shall provide benefits at least equal to those provided to all other employees of the Company. In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates his employment because of a reduction in position, responsibility, salary, or for any other good reason, as defined in the agreement, and including a change in control of the Company, the officer is entitled to severance benefits equal to three year's salary and cash incentive compensation plus the option to continue to receive fringe benefits for an additional three years or an additional sixty (60%) percent of annual salary and cash incentive compensation in lieu of fringe benefits. In the event the officer terminates his employment other than for good reason, as defined in the agreement, the officer is entitled to severance benefits equal to one year's salary and cash incentive compensation, plus an additional twenty
(20%) percent in lieu of fringe benefits. Such severance benefits will be based upon the executive's then current salary and the aggregate cash incentive compensation last paid to or earned by the officer in the immediately preceding twelve months prior to termination. In the event that any of such payments constitute "parachute payments" under Section 280G of the Internal Revenue Code and therefore are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, the agreements provide that the Company will pay an additional cash amount, as determined by a formula set forth in the agreements, sufficient to pay both the excise tax and any additional amounts which become due as the result of the payment of the excise tax, to put the officer in the same position as though no excise tax had been imposed.

   With respect to Mr. Steinberger, the agreement entered into as of December 18, 1999 provides that he shall be employed by the Company and the Bank in his current position for a period of one year. On December 18, 1999 the term was extended automatically for one additional year and on each subsequent December 18 the term is automatically extended for one additional year. Compensation and benefits are to be determined by the Board of Directors of the Company, provided that the officer's participation in employee benefit plans and arrangements shall provide benefits at least equal to those provided to all other employees of the Company. In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates his employment because of a reduction in position, responsibility, salary, or for any other good reason, as defined in the agreement, Mr. Steinberger is entitled to severance benefits equal to his base salary and cash incentive compensation through and including the scheduled termination date of this agreement, as extended. If the agreement is terminated by Mr. Steinberger pursuant to a change in control of the Company, Mr. Steinberger is entitled to severance benefits equal to two year's salary and cash incentive compensation plus the option to continue to receive fringe benefits for an additional two years or an additional forty (40$) percent of annual salary and cash incentive compensation in lieu of fringe benefits. In the event that Mr.
Steinberger terminates his employment other than for good reason, as defined in the agreement, the officer is entitled to severance benefits equal to his base salary and cash incentive compensation through and including the date of termination. Such severance benefits will be based upon Mr. Steinberger's then current salary and the aggregate cash incentive compensation last paid to or earned by the officer in the immediately preceding twelve months prior to termination. In the event that any of such payments constitute "parachute payments" under Section 280G of the Internal Revenue Code and therefore are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, the agreements provide that the Company will pay an additional cash amount, as determined by a formula set forth in the agreements, sufficient to pay both the excise tax and any addition amounts which become due as the result of the payment of the excise tax, to put the officer in the same position as though no excise tax had been imposed.

   With respect to Ms. Reed, the agreement entered into as of February 5, 1997 provides that she shall be employed by the Company and the Bank in her current position for a period of one year. On December 14, 1997 the term was extended automatically for one additional year and on each subsequent December 14 the term is automatically extended for one additional year. Compensation and benefits are to be determined by the Board of Directors of the Company, provided that the officer's participation in employee benefit plans and arrangements shall provide benefits at least equal to those provided to all other employees of the Company. In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates her employment because of a reduction in position, responsibility, salary, or for any other good reason, as defined in the agreement, Ms. Reed is entitled to severance benefits equal to her base salary and cash incentive compensation through and including the scheduled termination date of this agreement, as extended. If the agreement is terminated by Ms. Reed pursuant to a change in control of the Company, Ms. Reed is entitled to severance benefits equal to twelve times her then current monthly salary. In the event that Ms. Reed terminates her employment other than for good reason, as defined in the agreement, the officer is entitled to severance benefits equal to her base salary and cash incentive compensation through and including the date of termination. Such severance benefits will be based upon Ms. Reed's then current salary and the aggregate cash incentive compensation last paid to or earned by the officer in the immediately preceding twelve months prior to termination.


Director Compensation

   Directors of the Company who are salaried employees of the Bank do not receive any additional compensation for serving as a director or committee member. During the year 2002, non-employee directors of the Bank received a retainer of $1,500 per calendar quarter.

   In addition, each non-employee director in office in June, 2002 received options to purchase 3,000 shares of Common Stock for serving on the Board, and each non-employee director who was a member of the Bank's Loan or Executive Committees in June, 2002 received options to purchase 2,000 shares of Common Stock.


Board Compensation Committee Report on Executive Compensation

1. Performance and Policies.

   The Compensation Committee of the Board of Directors of the Company oversees and administers the Company's executive compensation programs. All members of the Compensation Committee are outside directors who are not eligible to participate in any of the compensation programs that the Committee oversees. The Compensation Committee recommends and the Board of Directors determines, based on such recommendations, compensation for the Chairman. Compensation levels for the other executive officers of the Company are determined by the Compensation Committee, based on the recommendations of the Chairman.

   The Company's executive compensation program is designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short- and long-term profitability, growth and return to shareholders. It is also designed to align the interests of high level employees with those of the shareholders. Compensation for Company executive officers consists of base compensation, annual cash incentive awards and long-term incentive awards in the form of stock options. Executive officers also participate in a savings incentive plan and a medical plan available to employees generally.

   The determination of base compensation increases, annual cash incentive awards and long-term incentive awards is based upon the performance of the Company and the contribution of each individual to that performance. Individual contribution is assessed based upon factors such as level of responsibility, job complexity and the importance of the position in the structure of the Company and the Bank. Individual contribution is also judged more subjectively based upon the Compensation Committee's overall evaluation of the officer's professionalism and professional growth, judgment, business acumen and ability and effort. The Compensation Committee also compares, on a random and subjective basis, the salaries of the executive officers with the salaries of executive officers of other bank holding companies of comparable size. Finally the Compensation Committee considers whether compensation increases are fair and equitable based upon individual performance and a comparison with peers. Although the components of compensation (base compensation, annual cash incentive awards, and long-term incentive awards) are reviewed separately, compensation decisions are made based on a review of total compensation.

(a) Base Compensation. Pay levels for each executive are set annually at the beginning of the fiscal year and are based primarily on the performance of the Company during the prior fiscal year. The Compensation Committee considers factors such as earnings per share, pre-tax earnings, net profits and return on equity. Secondarily, the Compensation Committee considers individual performance in light of each executive's job responsibilities. In determining the base salaries for 2002, the Compensation Committee took into account the Company's performance during 2001. Specifically, net income increased 11% during 2001; return on average assets and equity were 1.28% and 14.61%, respectively, as compared to 1.28% and 15.43%, respectively, in 2000;
credit performance remained strong; diluted earnings per share increased from $1.35 in 2000, to $1.51 in 2001; loan growth was 21% in 2001; average total deposits increased 9%; and cash dividends declared during 2001 increased 11% over 2000.

(b) Annual Cash Incentive Awards. Annual cash incentive awards to the Company's executive officers are granted at the discretion of the Compensation Committee and are determined at the end of the fiscal year. The determination of the amount of such awards is made by the Compensation Committee based upon the performance of the Company and on a subjective basis as indicated above. For purposes of determining the level of the annual cash incentive awards to be paid to senior executives for 2002, it was the Compensation Committee's view that the Company's 2002 results represented a strong performance. The Compensation Committee noted the following factors in support of its findings: net income increased 30% during 2002; return on average assets and equity were 1.46% and 16.87% in 2002, respectively, as compared to 1.28% and 14.61% in 2001; credit performance remained excellent; diluted earnings per common share increased from $1.35 in 2000 and $1.51 in 2001, to $1.92 in 2002; the senior executive officers were successful in implementing the growth strategy of the Bank, as average total deposits increased 25% from 2001 to 2002; and cash dividends declared during 2002 increased 11% over 2001.

(c) Stock Option Awards. The Compensation Committee also uses stock options to reward management and to link them to the long-term results and stockholder interests of the Company. Option grants are usually determined in the spring of each fiscal year. The levels of option grants are determined at the discretion of the Compensation Committee on a subjective basis. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year. In determining the levels of option grants for 2002, the Compensation Committee considered the performance of the Company for fiscal 2001, the performance of the Company for the beginning of 2002, and efforts and initiatives by the executive officers to implement and support the strategic objectives of the Bank.

2. CEO Compensation.

   Joseph Armaly is eligible to participate in the same executive compensation program available to the other executive officers within the Company. His 2002 base salary was set at $340,000, as compared to $310,000 in 2001. Mr. Armaly's base salary was based primarily on the Company's performance during 2001; specifically, net income increased 11% during 2001; return on average assets and equity were 1.28% and 14.61% respectively, as compared to 1.28% and 15.43%, respectively, in 2000; credit performance remained strong; diluted earnings per share increased from $1.35 in 2000 to $1.51 in 2001; loan growth was 21% in 2001; average total deposits increased 9% from 2000 to 2001; and cash dividends declared during 2001 increased 11% over 2000.

   The stock option grants made to Mr. Armaly in 2002 were based on the analysis discussed above for fiscal year 2001, together with performance of the Company for the first half of 2002. In June 2002, Mr. Armaly was awarded ten-year options covering 6,250 shares. The terms and conditions of this grant were consistent with the grants to all other executive officers.

   In December, 2002, Mr. Armaly received an annual cash incentive award of $150,000. This annual cash incentive award was based upon the Company's performance during the 2002 fiscal year and the individual performance of the executive. In determining this award, the Compensation Committee considered the increase in the Company's earnings during 2002. Specifically, the Compensation Committee considered the following factors: net income increased 30% during 2002; return on average assets and equity for 2002 were 1.46% and 16.87%, respectively, as compared to 1.28% and 14.61% in 2001, respectively; diluted earnings per common share increased from $1.35 in 2000 and $1.51 in 2001 to $1.92 in 2002; the Bank was successful in implementing its growth strategy, as average total deposits increased 25% from 2001 to 2002; and cash dividends declared during 2002 increased 11% over 2001.

COMPENSATION COMMITTEE
Cromwell A. Anderson, Chairman
Sherman Simon
Martin Yelen


Performance Graph

   The following graph compares cumulative five-year shareholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Bank Stocks (SIC codes 602 and 671). These indices are included for comparative purposes only, and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved and are not intended to forecast or be indicative of possible future performance of the Common Stock. The graph assumes that the value of an investment in the Common Stock and in each index was $100 on December 31, 1997, and that all dividends were reinvested.





                     Comparison of Five-Year Cumulative Return
                     Commercial Bankshares, Inc., Common Stock

                                                 December 31,
                                 2002    2001    2000    1999    1998    1997
                                 ----    ----    ----    ----    ----    ----
Commercial Bankshares, Inc.
                                254.90  137.11   93.46  108.67  106.86  100.00
NASDAQ Stock Market Bank Stocks
                                120.61  117.97  108.95   95.51   99.36  100.00
NASDAQ Stock Market Index (US Companies)
                                 86.33  124.89  157.42  261.48  140.99  100.00



Stock Option Plan Benefits

   The table below indicates options granted and outstanding under the 1994 Outside Director Stock Option Plan and the 1994 Performance Stock Option Plan as of December 31, 2002.



                                                 Number of
                                              Options Granted
Name and Position                             and Outstanding
-----------------                             ---------------
Executive officer group                           182,398
Non-executive director group                      267,665
Non-executive officer employee group              155,578
Total options granted                             605,641

Executive Officers
Joseph W. Armaly                                   52,973
Chairman and CEO
Jack J. Partagas                                   72,898
President and COO
Bruce P. Steinberger                               27,332
Executive Vice President
Barbara E. Reed                                    29,195
Senior Vice President and CFO

Nominees for Director
Joseph W. Armaly                                   52,973
Jack J. Partagas                                   72,898
Cromwell A. Anderson                               54,852
Richard J. Bischoff                                25,313
Robert Namoff                                      54,852
Sherman Simon                               	   54,852
Michael W. Sontag                                  22,944
Martin Yelen                                       54,852



Report of the Audit Committee

   The following report on the Audit Committee is made pursuant to the rules of the Securities and Exchange Commission. The Audit Committee has met and held discussions with management and the independent certified public accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent certified public accountants. The Audit Committee discussed with the independent certified public accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

   The Audit Committee discussed with the Company's internal audit staff and its independent certified public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal audit staff and its independent certified public accountants to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also approves all services provided by the independent certified public accountants and related fees.

   The Audit Committee has received the written disclosures and the letter from the independent certified public accountants required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees", as may be modified or supplemented, and has discussed with the independent certified public accountants the independent certified public accountants' independence. The members of the Audit Committee are independent as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the year 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Martin Yelen, Chairman
Sherman Simon
Robert Namoff
Michael Sontag


Audit Fees and Other Fees

   Fees for the calendar year 2002 audit and reviews of Forms 10Q were $82,500. Fees for other services billed by the independent certified public accountants during 2002 were $19,900 and included tax services and retirement plan audit. The audit committee believes that the other services provided are compatible with the audit services and that in providing these services the independence of the independent certified public accountants is not impaired.


Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or any of its subsidiaries. During the last fiscal year, none of the executive officers of the Company have served on the Board of Directors or Compensation Committee of any other entity, any of whose officers served either on the Board of the Company or on the Compensation Committee of the Company.


OTHER BUSINESS

   The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposals described herein. However, if any other business should come before the meeting or any adjournments thereof, the persons named in the accompanying proxy will have discretionary authority to vote all proxies.


SHAREHOLDER PROPOSALS

   Proposals on matters appropriate for shareholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders must be received at the Company's principal executive offices on or before November 21, 2003. Such shareholder proposals may be mailed to Barbara E. Reed, Senior Vice President and Chief Financial Officer, Commercial Bankshares, Inc., 1550 Southwest 57th Avenue, Miami, Florida 33144.


        NOTICE OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Board of Directors has selected PricewaterhouseCoopers LLP, Independent Certified Public Accountants, to audit the financial statements of the Company and the Bank for the fiscal year ending December 31, 2003, and to perform such other services as may be required of them. Representatives of PricewaterhouseCoopers LLP will be present at the 2003 Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

   A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being provided to each shareholder simultaneously with delivery of this proxy statement. Additional copies of the Annual Report to Shareholders or copies of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing Barbara E. Reed, Commercial Bankshares, Inc., 1550 Southwest 57th Avenue, Miami, Florida 33144.















                                 PROXY
                       COMMERCIAL BANKSHARES, INC.
                1550 SW 57th Avenue, Miami, Florida  33144

       This Proxy is solicited on behalf of the Board of Directors

   The undersigned hereby appoints JOSEPH W. ARMALY and JACK J. PARTAGAS, or any of them, with power of substitution, as proxies of the undersigned (the "Proxy"), and hereby authorizes him to represent and to vote, as specified below, all of the shares of Common Stock of the undersigned held of record by the undersigned on March 11, 2003, at the Annual Meeting of Shareholders of Commercial Bankshares, Inc. (the "Company") on April 24, 2003, and at all adjournments thereof (the "Annual Meeting"), on the matters set forth below AND TO VOTE IN HIS DISCRETION FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING.

   WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THIS PROXY CARD. A VOTE TO ABSTAIN WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE SUCH PROPOSALS.

   PLEASE COMPLETE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE, AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
 __________________________________________________________________

Address Change/Comments (Mark the corresponding box on the reverse side)
 __________________________________________________________________

 __________________________________________________________________

 __________________________________________________________________

 __________________________________________________________________
                                                        ---
                                                       |   |
Please Mark Here for Address Change or Comments        |   |
SEE REVERSE SIDE                                        ---


1. Election of Directors:
---------------------
NOMINEES:  01 Joseph W. Armaly
           02 Jack J. Partagas
           03 Cromwell A. Anderson
           04 Richard J. Bischoff
           05 Robert Namoff
           06 Sherman Simon
           07 Michael W. Sontag
           08 Martin Yelen


       FOR ALL                  WITHHOLD
   Nominees listed             AUTHORITY
(except as indicated        to vote for all
   to the contrary)         nominees listed
   ---------------          ---------------
       ----                       ----
      |    |                     |    |
      |    |                     |    |
       ----                       ----

Instructions:  (To withhold authority to vote for any nominee, write the name of the nominee below.)

  ----------------------------------------------------------------


2.  Amendment to Articles of Incorporation:
    --------------------------------------
To approve an amendment to the Article of Incorporation to increase the number of authorized shares of Common Stock from 6,250,000 to 15,000,000.


       FOR       AGAINST     ABSTAIN
       ----        ----        ----
      |    |      |    |      |    |
      |    |      |    |      |    |
       ----        ----        ----

3.  Other Business:
    --------------
In his discretion, the Proxy is authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment or postponement therof.

       FOR       AGAINST     ABSTAIN
       ----        ----        ----
      |    |      |    |      |    |
      |    |      |    |      |    |
       ----        ----        ----



                                       ----
                                      |    |
I PLAN TO ATTEND THE ANNUAL MEETING   |    |
                                       ----




The undersigned acknowledges receipt of the accompanying Notices of Annual Meeting of Shareholders to be held on April 24, 2003 and the Proxy Statement for such meeting, along with the Company's Annual
Report for the year ended December 31, 2002.


 Dated:                                                   2003
        -----------------------------------------------

 ------------------------------------------------------------
 Name (please print)

 ------------------------------------------------------------
 Title

 ------------------------------------------------------------
 Company

 ------------------------------------------------------------
 Signature


Your signature should appear exactly as your name appears in the space above. For joint accounts, both should sign. When signing in a fiduciary or representative capacity, please give your fill title as such. If a corporation or partnership, sign in full corporate or partnership name by authorized officer or partner.



YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.